EXHIBIT 99.1

First Mid Bancshares, Inc. Announces Acquisition of Two Rivers Financial Group, Inc.

MATTOON, Ill. and BURLINGTON, Iowa, Oct. 30, 2025 (GLOBE NEWSWIRE) -- First Mid Bancshares, Inc. (NASDAQ: FMBH) (“First Mid”) and Two Rivers Financial Group, Inc. (OTCQX: TRVR) (“Two Rivers”) announced the execution of a definitive agreement dated October 29, 2025 under which Two Rivers will merge with First Mid in a 100% stock transaction, expanding First Mid’s presence into attractive Iowa markets.

Two Rivers is the parent company of Two Rivers Bank & Trust and is headquartered in Burlington, Iowa, operating 14 branches in central and southeastern Iowa. As of September 30, 2025, Two Rivers had approximately $1.1 billion in total assets, $901 million in loans, $988 million in deposits and $1.2 billion in trust and wealth management assets under management. Two Rivers traces its origins to 1904, when it was established as Burlington Bank & Trust.

Under the terms of the agreement, First Mid will acquire 100% of the outstanding shares of Two Rivers and Two Rivers shareholders will receive 1.225 shares of FMBH common stock for each share of TRVR common stock. Based on First Mid’s price per share of $36.80 at market close on October 28, 2025, the aggregate consideration to be paid by First Mid is approximately $94.1 million, subject to certain conditions and adjustments.

The transaction is estimated to be approximately 12.3% accretive to earnings per share in 2027(1). Estimated tangible book value per share dilution to First Mid is expected to be earned back in 2.1 years(2). First Mid expects to achieve cost savings of approximately 27% of Two Rivers noninterest expense. While revenue synergies are anticipated, they have not been included in the estimates. First Mid will maintain a strong capital position with a pro forma CET1 ratio of approximately 12.8%.

“We are excited to welcome Two Rivers’ employees, customers and shareholders to First Mid,” said Joseph R. Dively, Chairman and Chief Executive Officer of First Mid. “This partnership is an exciting step forward for our organization as we expand into a neighboring state, demonstrating our commitment to continued growth and geographic diversification,” concluded Mr. Dively.

“We are pleased to announce that we are entering into a merger with an organization that not only brings strong financial performance and scale, but one that also shares our deep commitment to community banking. Partnering with First Mid aligns with our core values and will position us to serve our customers even more effectively,” Frank Delaney, Chairman and Interim CEO, Two River Financial Group.

“The institution we’re joining has a proven track record of excellence and stability, and like us, they believe in building lasting relationships, supporting local communities, and taking a long-term view. Together, we will remain focused on what matters most—our people, our customers, and the communities we proudly serve,” said Shane Zimmerman, CEO and President, Two Rivers Bank & Trust.

Shane Zimmerman has formally agreed to join First Mid as an Executive Vice President and Divisional President.

The transaction has been unanimously approved by each company’s board of directors and is expected to close in the first quarter of 2026, subject to regulatory approvals, the approval of Two Rivers’ stockholders and the satisfaction of customary closing conditions.

D.A. Davidson & Co. served as exclusive financial advisor and rendered a fairness opinion to Two Rivers. Barack Ferrazzano Kirschbaum & Nagelberg LLP and Dickinson, Bradshaw, Fowler & Hagen, P.C served as legal advisors to Two Rivers. Keefe, Bruyette & Woods, Inc. served as exclusive financial advisor to First Mid. ArentFox Schiff LLP served as legal advisor to First Mid.

A slide presentation relating to the transaction can be accessed under the investor relations section of First Mid’s website at www.firstmid.com. In addition, the presentation is included as an exhibit to the Form 8-K filed with the Securities and Exchange Commission announcing the transaction.

About First Mid Bancshares, Inc.: First Mid Bancshares, Inc. (“First Mid”) is the parent company of First Mid Bank & Trust, N.A., First Mid Insurance Group, Inc., and First Mid Wealth Management Co. First Mid is a $7.8 billion community-focused organization that provides a full-suite of financial services including banking, wealth management, brokerage, Ag services, and insurance through a sizeable network of locations throughout Illinois, Missouri, Texas, and Wisconsin and a loan production office in the greater Indianapolis area. Together, our First Mid team takes great pride in providing solutions and services to the customers and communities and has done so over the last 160 years. More information about the Company is available on our website at www.firstmid.com.

About Two Rivers Financial Group, Inc.: Two Rivers Financial Group, Inc., through its wholly-owned subsidiary of Two Rivers Bank & Trust, offers financial solutions encompassing banking and trust and investment management services with locations in Ankeny, Burlington, Coralville, Des Moines, Fort Madison, Keokuk, Mediapolis, Mount Pleasant, Urbandale, West Burlington, and West Point.

Forward Looking Statements
This document may contain certain forward-looking statements about First Mid and Two Rivers, such as discussions of First Mid’s and Two Rivers’ pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. First Mid and Two Rivers intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid and Two Rivers are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, the possibility that any of the anticipated benefits of the proposed transactions between First Mid and Two Rivers will not be realized within the expected time period; the risk that integration of the operations of Two Rivers with First Mid will be materially delayed or will be more costly or difficult than expected; the inability to complete the proposed transactions due to the failure to satisfy conditions to completion of the proposed transactions, including failure to obtain the required regulatory, shareholder and other approvals; the failure of the proposed transactions to close for any other reason; the effect of the announcement of the proposed transactions on customer relationships and operating results; the possibility that the proposed transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events; changes in interest rates; general economic conditions and those in the market areas of First Mid and Two Rivers; legislative and/or regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s and Two Rivers’ loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid and Two Rivers; accounting principles, policies and guidelines; and the ability to complete the proposed transactions or any of the other foregoing risks. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, First Mid and Two Rivers do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Important Information about the Merger and Additional Information
First Mid will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Two Rivers that also constitutes a prospectus of First Mid, which will be sent to the shareholders of Two Rivers. Two Rivers shareholders are urged to read the proxy statement/prospectus when it becomes available, which will contain important information about First Mid, Two Rivers and the proposed transaction, including detailed risk factors. The proxy statement/prospectus and other documents which will be filed by First Mid with the SEC will be available free of charge at the SEC’s website, www.sec.gov. These documents also can be obtained free of charge by accessing First Mid’s website at www.firstmid.com under the tab “Investor Relations” and then under “SEC Filings.” Alternatively, when available, these documents can be obtained free of charge from First Mid upon written request to First Mid Bancshares, PO Box 499, Mattoon, IL 61938, Attention: Investor Relations; or from Two Rivers upon written request to Two Rivers Financial Group, Inc., 222 North Main St., Burlington, IA 52601-5214, Attention: Andrea Gerst, CFO. A final proxy statement/prospectus will be mailed to the shareholders of Two Rivers.

Participants in the Solicitation
First Mid and Two Rivers, and certain of their respective directors, executive officers, and other members of management and employees, are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of First Mid is set forth in the proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 18, 2025. These documents can be obtained free of charge from the sources provided above. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the proxy statement/prospectus for such proposed transactions when it becomes available.

No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

First Mid Investor Contact:
Austin Frank
SVP, Director of Investor Relations
217-258-5522
afrank@firstmid.com

Jordan Read
Chief Financial Officer and Chief Risk Officer
636-626-2265
jread@firstmid.com

Two Rivers Investor Contact:
Andrea Gerst
Chief Financial Officer
319-753-9118
agerst@trfg.com

(1) Pro forma impact is presented for illustrative purposes only and is subject to change based on final purchase accounting entries. EPS accretion illustrated assuming no share buybacks, fully phased cost savings and excluding any restructuring charges or provision expense related to the CECL “double count”.
(2) The tangible book value per share (“TBVPS”) earnback is calculated using the crossover method. See slide presentation for purchasing accounting summary.